SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Meeting Materials: Notice of Meeting and Proxy
Statement & Annual Report

ACI Worldwide, Inc. Annual Meeting of Stockholders	Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 3, 2025 For Stockholders of record as of April 8, 2025

Tuesday, June 3, 2025 10:00 AM, Eastern Time	To order paper materials, use one of the following methods.
Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/ACIW for more details.
You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW
Internet:
www.investorelections.com/ACIW
For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ACIW

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Email:
paper@investorelections.com
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.
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If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 23, 2025.
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ACI Worldwide, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1, AND FOR PROPOSALS 2 AND 3

PROPOSAL

1.	Election of Directors

1.01 Adalio T. Sanchez

1.02 Juan A. Benitez

1.03 Janet O. Estep

1.04 Mary P. Harman

1.05 Katrinka B. McCallum

1.06 Charles E. Peters, Jr.

1.07 Thomas W. Warsop III

1.08 Samir M. Zabaneh

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;

3.	To conduct an advisory vote to approve named executive officer compensation; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.